                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Delco Remy International, Inc. (Delaware)
     Delco Remy America, Inc. (Delaware)
          Delco Remy International (Europe) GmbH (Germany)
     Reman Holdings, Inc. (Delaware)
          Nabco, Inc. (Michigan)
          The A & B Group, Inc. (Mississippi)
               A & B Cores, Inc. (Mississippi)
               A & B Enterprises, Inc. (Mississippi)
               Dalex, Inc. (Mississippi)
               MCA, Inc. of Mississippi (Mississippi)
               R & L Tool Company, Inc. (Mississippi)
          Power Investments, Inc. (Indiana)
               Western Reman, Inc. (Indiana)
               Franklin Power Products, Inc. (Indiana)
               International Fuel Systems, Inc. (Indiana)
               Marine Corporation of America (Indiana)
               Power Marine, Inc. (New Jersey)
               Powrbilt Products, Inc. (Texas)
               Power Investments Canada Ltd. (Alberta)
               Alberta Ltd. (Alberta)
                    Central Precision (1988) Limited (Canada)
                    Western Reman Ltd. (Canada)
                    Alvin Morris Holdings Ltd. (Alberta)
                         Morris Manufacturing Co. Ltd. (Alberta)
                         Engine Rebuilders Ltd. (Alberta)
                              Reman Transport Ltd. (Alberta)
          World Wide Automotive Inc. (Virginia)
               Publitech, Inc. (Virginia)
               World Wide Automotive Distributors, Inc. (Virginia)
     Remy International, Inc. (Delaware)
          Autovill Holdings, Inc. (Delaware)
          Remy Components Holdings, Inc. (Delaware)
          Remy India Holdings, Inc. (Delaware)
          Remy Korea Holdings, Inc. (Delaware)
               Remy Korea LTD (Korea)
          Delco Remy International Limited (Barbados)
          Remy South America Holdings, Inc. (Delaware)
          Remy Holdings Limited (United Kingdom)
               Remy UK Limited (United Kingdom)
               Autovill Rt. (Hungary)
               Remy Holdings do Brasil Ltda. (Brazil)
                    Delco Remy Brazil, Ltda. (Brazil)
               Remy Auto Parts Holdings B.V. (Netherlands)
                    Delco Remy Holding Belgium bvba (Belgium)
                         Delco Remy Belgium bvba (Belgium)
                              Electro Diesel Rebuild bvba
                              Electro-Rebuild Tunisie S.A.R.L. (Tunisia)
                    Remy Mexico Holdings, S. de R.L. de C.V. (Mexico)
                         Delco Remy Mexico, S. de R.L. de C.V. (Mexico) Remy Mexico Services, S. de R.L. de C.V. (Mexico) Remy Componentes S. De R.L. de C.V. (Mexico)
     Ballantrae Corporation
          Kraftube, Inc. (Michigan)
          Tractech, Inc. (Delaware)
               Trachech, Inc. Limited (Ireland)
     A.P. Acquisition (Delaware)